UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

DIVERSA CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement.

Pursuant to a letter dated March 7, 2007, Diversa Corporation, a Delaware corporation (“Diversa”), terminated that certain Distribution Agreement, dated January 1, 2005, and the Amendment thereto dated August 1, 2005 (the “Agreement”), between Diversa and Valley Research inc. (“VRI”) covering the enzyme Diversa currently markets under the Fuelzyme-LF label (which VRI has marketed and sold under the Valley “Ultra-Thin”™ label). Diversa filed a redacted version of the Agreement as an exhibit to Diversa’s Annual Report on Form 10-K for the year ended December 31, 2005.

Under the Agreement, VRI was previously Diversa’s exclusive distributor in the United States for the Valley “Ultra-Thin” enzyme for ethanol and high fructose corn sweetener applications, subject to certain limitations, and subject to certain conditions required to be met for such exclusivity to be maintained. On September 22, 2006, Diversa terminated VRI’s exclusivity on the basis of certain minimum sales requirements not having been met as of August 24, 2006, as provided by the Agreement. The term of the Agreement was set to expire on February 24, 2011. Diversa’s termination of the Agreement was based on, among other things, VRI’s failure to meet certain minimum purchase requirements for the Valley “Ultra-Thin” enzyme. Specifically, VRI failed to purchase a contractually-provided minimum amount of the Valley “Ultra-Thin” enzyme from Diversa within one year of the U.S. Food and Drug Administration’s Center for Veterinary Medicine’s approval of the Valley ”Ultra-Thin” enzyme. Pursuant to the Agreement, the termination was effective immediately upon VRI’s receipt of notice from Diversa of its intention to terminate the Agreement.

On December 7, 2006, VRI filed a civil complaint in San Diego Superior Court against Diversa, alleging breach of contract. In the complaint, VRI alleges that the Valley “Ultra-Thin”™ product failed to meet certain “industry-standard” specifications, which caused VRI to be unable to satisfy certain contractual requirements in the Agreement. In the complaint, VRI seeks money damages for Diversa’s alleged breach of contract, and potentially for additional damages for termination of VRI’s exclusivity. Diversa believes that the claims made by VRI have no merit, and Diversa intends to defend itself vigorously. On January 8, 2007, Diversa filed a response to VRI’s complaint as well as a cross-complaint in which Diversa alleges that VRI breached the Agreement by failing to meet its minimum sales requirements and by failing to pay for certain product provided to VRI pursuant to the Agreement. The cross-complaint also alleges that VRI wrongfully seeks a monopoly on the distribution of the Valley “Ultra-Thin” enzyme in violation of California law and seeks indemnification and declaratory relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: March 13, 2007	By:	/s/ ANTHONY E. ALTIG
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer